EXHIBIT 99.3


                          CONSENT OF PERSON DESIGNATED
                      TO SERVE ON THE BOARD OF DIRECTORS OF
                         FIRST FEDERAL BANCSHARES, INC.


         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the proxy statement-prospectus constituting part of First Federal Bancshares, Inc.'s Registration Statement on Form S-4 as a person to become a director of First Federal Bancshares, Inc.


                                        /s/ Eldon R. Mette
                                        ----------------------------------------
                                        Eldon R. Mette



Dated: August 8, 2002